Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-198001) and Form S-8s (No. 333-208212 and No. 333-171849) of China Jo-Jo Drugstores, Inc. and its subsidiaries of our reports dated June 28, 2016, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K for the fiscal year ended March 31, 2016 filed with the Securities and Exchange Commission.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

June 28, 2016